Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 29, 2009 (January 10, 2011, as to the effects of correcting the 2009 financial statements described in Note 2) relating to the 2009 and 2008 consolidated financial statements of EMCORE Corporation and subsidiaries appearing in the Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2010.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Dallas, Texas
January 28, 2011